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                                                                  EX-99.CODE ETH

Advantus Index 500 Fund, Inc.
Exhibit 10(a)(1) to Form N-CSR


                                 ADVANTUS FUNDS
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                            SENIOR FINANCIAL OFFICERS

I.       COVERED OFFICERS/PURPOSE OF THE CODE

         The Advantus Mutual Funds and Advantus Series Fund ("Advantus Funds") code of ethics (this "Code") applies to the Advantus Funds' Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer (the "Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

     - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

     - full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company;

     -   compliance with applicable laws and governmental rules and regulations;

     - the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

     -   accountability for adherence to the Code.

         Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

         OVERVIEW. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Advantus Funds. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Advantus Funds.

         Certain conflicts of interest arise out of the relationships between Covered Officers and the Advantus Funds and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Investment Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Advantus Funds because of their status as "affiliated persons" of the Advantus Funds. The Advantus Funds and the investment adviser, Advantus Capital Management ("Advantus

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Capital") compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

         Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Advantus Funds and Advantus Capital of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Advantus Funds or for Advantus Capital, or for both), be involved in establishing policies and implementing decisions that will have different effects on Advantus Capital and the Advantus Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Advantus Funds and Advantus Capital and is consistent with the performance by the Covered Officers of their duties as officers of the Advantus Funds. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Advantus Funds' Boards of Directors ("Boards") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

         Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Advantus Funds.

         Each Covered Officer must:
     - not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Advantus Funds whereby the Covered Officer would benefit personally to the detriment of the Advantus Funds;

     - not cause the Advantus Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit the Advantus Funds;

     - not use material non-public knowledge of portfolio transactions made or contemplated for the Advantus Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

         There are some conflict of interest situations that should always be reported to the Audit Committee of the Advantus Funds, if material. Examples of these include:

     -   service as a director on the board of any public or private company;

     - any ownership interest in, or any consulting or employment relationship with, any of the Advantus Funds service providers, other than its investment adviser, principal underwriter, administrator or any affiliated person thereof;

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     -   a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Advantus Funds for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.     DISCLOSURE AND COMPLIANCE

     - Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Advantus Funds;

     - Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Advantus Funds to others, whether within or outside the Advantus Funds, including to the Advantus Funds' directors and auditors, and to governmental regulators and self-regulatory organizations;

     - Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Advantus Funds and Advantus Capital with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Advantus Funds file with, or submit to, the SEC and in other public communications made by the Advantus Funds; and

     - It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.      REPORTING AND ACCOUNTABILITY

         Each Covered Officer must:
     - upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;

     - annually thereafter affirm to the Board that he has complied with the requirements of the Code;

     - not retaliate against any other Covered Officer or any employee of the Advantus Funds or their affiliated persons for reports of potential violations that are made in good faith;

     - notify the Advantus Vice President and Director of Legal Services and the Audit Committee of the Advantus Funds Board promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code; and

     - report at least annually the following categories of affiliations or other relationships related to conflicts of interest:

              - service as a director on the board of any public or private company
              - family relationship with any other director on the board of a public or private company

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              -  any ownership interest in, or any consulting or employment relationship with any of the Advantus Funds service providers
              - a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Advantus Funds for effecting portfolio transactions
              - a material pending legal proceeding that would have a material adverse affect to the Advantus Funds.


         The Advantus Vice President and Director of Legal Services is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the President of the Advantus Funds will be considered by the Audit Committee of the Advantus Funds Board.

         The Advantus Funds will follow these procedures in investigating and enforcing this Code:

     - the Advantus Vice President and Director of Legal Services will take all appropriate action to investigate any potential violations reported to her;

     - if, after such investigation, the Advantus Vice President and Director of Legal Services believes that no violation has occurred, then no further action is required;

     - any matter that the Advantus Vice President and Director of Legal Services believes is a violation will be reported to the Audit Committee of the Advantus Funds Board;

     - if the Audit Committee of the Advantus Funds Board concurs that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Advantus Capital; or a recommendation to dismiss the Covered Officer;

     - the Audit Committee of the Advantus Funds Board will be responsible for granting waivers, as appropriate; and

     - any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.       OTHER POLICIES AND PROCEDURES

         This Code shall be the sole code of ethics adopted by the Advantus Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Advantus Funds, Advantus Capital - the Funds' adviser, Securian Financial Services - principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Advantus Funds', Advantus Capital's and Securian Financial Services code of ethics under Rule 17j-1 under the Investment Company

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   Act and the adviser's more detailed policies and procedures set forth in the
   Code of Ethics for Advantus Capital Management, Inc. and Affiliates are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.      AMENDMENTS

         Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Advantus Fund Board.

VII.     CONFIDENTIALITY

         All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Advantus Fund Board, appropriate Fund Counsel, appropriate Minnesota Life associates, and appropriate Advantus Capital associates.

VIII.    INTERNAL USE

         The Code is intended solely for the internal use by the Advantus Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.


   Date: July 24, 2003

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EXHIBIT A

                     PERSONS COVERED BY THIS CODE OF ETHICS

Dianne M. Orbison, President of the Advantus Funds (Principal Executive Officer)

Gary M. Kleist, Vice President and Treasurer of the Advantus Funds (Principal Financial Officer)

Tamara J. Parks, Assistant Secretary of the Advantus Funds (Principal Accounting Officer)